UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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DRYCLEAN USA, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

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DRYCLEAN USA, Inc.

290 N.E. 68th Street

Miami, Florida 33138

______________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 14, 2008

______________

Miami, Florida

October 17, 2008

To the Stockholders of

DRYCLEAN USA, Inc.:

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders of DRYCLEAN USA, Inc., a Delaware corporation (the “Company”), will be held on Friday, November 14, 2008, at 11:00 A.M., Eastern Standard Time, at the offices of the Company and the Company’s subsidiary, Steiner-Atlantic Corp., 290 N.E. 68th Street, Miami, Florida, for the purpose of considering and acting upon the following matters:

(1)       The election of seven (7) directors to serve until the next annual meeting of stockholders and until the election and qualification of their respective successors; and

(2)       The transaction of such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on October 10, 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors,

Lloyd Frank,

Secretary

The return of your signed proxy as promptly as possible will greatly facilitate arrangements for the meeting. No postage is required if the proxy is returned in the enclosed envelope and mailed in the United States.

DRYCLEAN USA, Inc.

290 N.E. 68th Street

Miami, Florida 33138

________________

PROXY STATEMENT

For Annual Meeting of Stockholders

To be Held on November 14, 2008

________________

INTRODUCTION

This Proxy Statement, to be mailed to stockholders on or about October 17, 2008, is furnished in connection with the solicitation by the Board of Directors of DRYCLEAN USA, Inc., a Delaware corporation (the “Company”), of proxies in the accompanying form (the “Proxy” or “Proxies”) for use at the 2008 Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on Friday, November 14, 2008, and at any adjournments or postponements thereof. The Meeting will be held on Friday, November 14, 2008, at 11:00 A.M., Eastern Standard Time, at the offices of the Company and the Company’s subsidiary, Steiner-Atlantic Corp., 290 N.E. 68th Street, Miami, Florida.

All Proxies properly and timely received will be voted in accordance with the specifications made on the accompanying Proxy or, in the absence of any specification, for the election of all of the nominees named in this Proxy Statement to serve as directors. Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by (i) notice in writing or by a later dated proxy received by the Company at 290 N.E. 68th Street, Miami, Florida 33138, Attention: President, or (ii) by voting in person at the Meeting.

Only holders of record of shares of the Company’s Common Stock (the “Common Stock”) as of the close of business on October 10, 2008 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof for which a new record date is not fixed. As of the close of business on the Record Date, there were issued and outstanding 7,033,875 shares of Common Stock. Stockholders whose shares of Common Stock are held in “street name” (that is, whose shares are held by, and registered in the name of, a broker or other nominee) will receive instructions from, or on behalf of, that institution describing the procedures for advising the institution how to vote those shares. Those stockholders whose shares are held in street name who wish to vote at the Meeting will need to obtain a proxy form from the institution that holds their shares.

The presence, in person or represented by proxy, of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. Brokers that are members of the New York Stock Exchange have discretion to vote the shares of their clients that the broker holds in street name for its customers and as to which the broker has received no voting direction from the beneficial owner of the shares with respect to non-contested elections of directors and certain other matters. Brokers are, therefore, expected to vote such shares with respect to the election of directors. If a broker, nominee or other fiduciary holding shares in street name votes some, but not all, of the shares held by it as record owned for one or more beneficial owner of shares on one or more matters, the shares not voted by it on a matter are called “broker non-votes.” Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting for determining the presence of a quorum.

Each share of Common Stock held as of the Record Date is entitled to one vote on each matter to be acted upon at the Meeting. A plurality of the votes (that is, the seven persons receiving the highest number of affirmative votes) of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors will be required for the election of directors. Accordingly, shares as to which authority to vote is withheld from Proxies and broker non-votes will have no effect on the outcome of the vote on the election of directors. While the Company knows of no matters other than the election of directors to be brought before the Meeting (see “Miscellaneous - Other Matters”), if any other matters are brought before the Meeting, under Delaware law approval thereof will require the affirmative vote of either (depending on the nature of the matter) a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the subject matter or a majority of all outstanding shares of Common Stock. Abstentions will have the effect of a negative vote on all such matters. Broker non-votes will have no effect on the outcome of the vote on a matter requiring approval by a majority of those entitled to vote on the matter, but will have the effect of a negative vote on any matter requiring approval by a majority of all outstanding shares of Common Stock.

OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information, as at October 10, 2008, with respect to the shares of Common Stock that are beneficially owned by (i) any person (including any “group,” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”)) who is known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock, (ii) the executive officers of the Company named in the Summary Compensation Table under the caption “Executive Compensation,” below, (iii) each director and nominee to serve as a director of the Company and (iv) all executive officers and directors of the Company as a group.

Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)

Michael S. Steiner 290 N.E. 68th Street Miami, FL 33138	4,400,364	(3)	62.6% (3)
William K. Steiner Sheila S. Steiner 290 N.E. 68th Street Miami, FL 33138	4,400,264	(3)	62.6% (3)
Thrifty Rent-A-Car System, Inc. 5330 East 31st Street Tulsa, Oklahoma 74135	429,116		6.1%
Venerando J. Indelicato	274,937	(4)	3.9%
David Blyer	10,000	(5)	*
Lloyd Frank	34,119	(6)	*
Alan M. Grunspan	12,500	(7)	*
Stuart Wagner	15,000	(8)	*
Executive officers and directors as a group (7 persons)	4,746,920	(9)	67.3%

___________________________

Footnotes appear on the following page.

(1)	Except as noted in the following footnotes, all beneficially owned shares are owned with sole voting and investment power.

(2)	Asterisk indicates less than one percent.

(3)

Includes (a) the 2,019,097 shares owned by the William K. Steiner Revocable Trust, of which William K. Steiner and Sheila S. Steiner, his wife, are the co-trustees with independent authority to vote, transfer and sell these shares, (b) 2,019,097 of the shares owned by Michael S. Steiner and (c) 362,070 of the shares owned by Thrifty Rent-A-Car System, Inc. (“Thrifty”), which shares are subject to an Amended and Restated Stockholders’ Agreement and an Amendment to Stockholders’ Agreement and Joinder of Amended Stockholders’ Agreement (together, the “Stockholders’ Agreement”) pursuant to which all of these shares are to be voted for the election as the Company’s directors of those persons designated by the holders of a majority of the shares subject to the Stockholders’ Agreement owned by the William K. Steiner Revocable Trust and Michael S. Steiner (the “Steiner Family”). See “Stockholders’ Agreement,” below. As a result, each of William K. Steiner, Sheila S. Steiner and Michael S. Steiner are, under applicable Securities and Exchange Commission (the “SEC”) rules, deemed to be the beneficial owners of all of such shares, with shared voting power. Each person whose shares are subject to the Stockholders’ Agreement has sole dispositive power with respect to all of the shares reflected as owned directly by such person.

(4)

Represents (a) 148,718 shares (2.1% of the Company’s outstanding Common Stock) owned by Mr. Indelicato and his wife as co-trustees under his living trust under which the sole lifetime beneficiary is Mr. Indelicato and (b) 126,219 shares (1.8% of the Company’s outstanding Common Stock) owned by Mr. Indelicato and his wife as co-trustees under the living trust of Mr. Indelicato’s wife under which the sole lifetime beneficiary is Mr. Indelicato’s wife. Mr. Indelicato disclaims beneficial ownership of the shares owned by his wife’s living trust.

(5)	Represents shares which are not outstanding but which are subject to issuance upon the exercise of a stock option that is presently exercisable in full.

(6)	Includes 21,494 shares owned by Mr. Frank’s wife, as to which Mr. Frank disclaims beneficial ownership.

(7)	Includes 10,000 shares which are not outstanding but which are subject to issuance upon the exercise of a stock option that is presently exercisable in full.

(8)	Includes 5,000 shares owned by Mr. Wagner’s wife, as to which Mr. Wagner disclaims beneficial ownership.

(9)

Includes (a) 152,719 shares owned by or for the benefit of spouses of executive officers and directors, as to which such executive officers and directors disclaim beneficial ownership, (b) 362,070 shares owned by Thrifty, which shares are subject to the Stockholders’ Agreement and are to be voted for the election of directors of those persons designated by the holders of a majority of shares owned by the Steiner Family, and (c) 20,000 shares which are not outstanding but which are subject to issuance upon the exercise of stock options that are presently exercisable in full.

Stockholders’ Agreement

Pursuant to an Amended and Restated Stockholders’ Agreement, dated December 6, 2005, as amended by an Amendment to Stockholders’ Agreement and Joinder of Amended Stockholders’ Agreement, dated April 28, 2008 (together, the “Stockholders’ Agreement”), which presently covers an aggregate of 4,400,264 (62.6%) of the Company’s outstanding shares of Common Stock (the “Shares”) (2,019,097 shares owned of record by each of Michael S. Steiner and the William K. Steiner Revocable Trust (together with any transferees to whom either of them transfers Shares, to the extent of the Shares so transferred, collectively, the “Steiner Family Stockholders”) and 362,070 of the shares owned by Thrifty (together with any transferee to whom Thrifty transfers any of the shares presently owned by Thrifty in a private placement, as opposed to an open market transaction, the “Thrifty Stockholders”) are, except to the extent otherwise agreed from time to time by each of (a) the holders of a majority of the Shares held by the Steiner Family Stockholders and (b) the holders of a majority of the Shares held by the Thrifty Shareholders, to be voted to elect as directors of the Company such designees as may be selected by the holders of a majority of the Shares held by the Steiner Family Stockholders. Should any designee of the Steiner Family Stockholders resign, determine not to seek re-election to the Company’s Board of Directors (the “Board”), be removed from office, die, become incapacitated or otherwise cease to serve on the Board, and should such designee not be replaced by the Board with the a designee recommended to the Board by the Steiner Family Stockholders, the parties to the Stockholders’ Agreement are to take all such action as may be permitted under the Company’s Certificate of Incorporation or By-laws and laws of its state of incorporation to promptly call a special or other meeting of stockholders of the Company and vote, or execute a written consent, to elect, as the successor to such former director, a person designated by the holders of a majority of the Shares held by the Steiner Family Stockholders. The Stockholders’ Agreement is to terminate on the earliest to occur of (i) the date agreed to in writing by the owners of record of a majority of the Shares and (ii) the liquidation of the Company or the Company’s merger with, or sale of substantially all of its assets to, or another change in control transaction with, another entity that is approved by the Board, following which transaction or series of transactions the stockholders of the Company immediately prior to the first of such transactions do not own more than 50% of the outstanding voting power of the resulting entity at the effective date of the last of such transactions. The slate of nominees proposed in this Proxy Statement to serve as directors was approved by the Steiner Family Stockholders.

ELECTION OF DIRECTORS

Unless otherwise directed, the persons named in the enclosed Proxy intend to cast all votes pursuant to Proxies received for the election of Messrs. Michael S. Steiner, William K. Steiner, Venerando J. Indelicato, David Blyer, Lloyd Frank, Alan M. Grunspan and Stuart Wagner (said persons being hereinafter referred to as the “nominees”) as directors upon their nomination at the Meeting. Directors elected at the Meeting will serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. All nominees were elected by stockholders at the Company’s 2007 Annual Meeting of Stockholders.

In the event that any of the nominees should become unavailable to serve as a director for any reason, the holders of Proxies have discretionary authority to vote for one or more alternate nominees who may be designated by the Board of Directors. The Company believes that all of the nominees are available to serve as directors.

The William K. Steiner Revocable Trust, Michael S. Steiner and Thrifty, whose shares (except for 100 shares owned by Michael S. Steiner) are subject to the Stockholders’ Agreement relating to the voting of 62.6% of the Company’s Common Stock, have agreed to vote for the nominees named in this Proxy Statement. See “Ownership of Certain Beneficial Owners and Management – Stockholders’ Agreement,” above.

Background of Nominees

Michael S. Steiner, 52, has been President, Chief Executive Officer and a director of the Company since November 1998 and President and Chief Executive Officer of Steiner-Atlantic Corp., a subsidiary of the Company since 1988.

William K. Steiner, 78, has been Chairman of the Board and a director of the Company since November 1998 and Chairman of the Board and a director of Steiner since he founded Steiner in 1960.

Venerando J. Indelicato, 75, was President of the Company from December 1967 until November 1998 and since that time has been Treasurer and Chief Financial Officer of the Company. Mr. Indelicato has been a director of the Company since 1967.

David Blyer, 48, has served as a director of the Company since November 1998. Mr. Blyer has been Co-Chairman of Profiles in Concrete, Inc., a manufacturer and installer of architectural cast stone for the residential and commercial construction markets, since January 2005. From July 2002 until January 2005, Mr. Blyer was an independent consultant. Mr. Blyer was Chief Executive Officer and President of Vento Software, Inc. (“Vento”), a developer of software for specialized business applications, from 1994, when he co-founded that company, until November 1999, when that company was acquired by SPSS Inc. (“SPSS”), a computer software company that develops and distributes technology for the analysis of data in decision-making. From November 1999 until December 2000, Mr. Blyer served as Vice President of Vento and, from January 2001 until July 2002, served as President of the Enabling Technology Division of SPSS Inc.

Lloyd Frank, 83, has been a director of the Company since 1977. Mr. Frank has been counsel to the law firm of Troutman Sanders LLP since April 2005. Prior thereto, Mr. Frank was a member of Jenkens & Gilchrist Parker Chapin LLP and its predecessor from 1977 until the end of 2003 and counsel to that firm from January 2004 until March 2005. The Company retained Troutman Sanders LLP during the Company’s last fiscal year and is retaining Troutman Sanders LLP during the Company’s current fiscal year. Mr. Frank is also a director of Park Electrochemical Corp. and Volt Information Sciences, Inc.

Alan M. Grunspan, 48, has served as a director of the Company since May 1999. Since December 2004, Mr. Grunspan has been a member of the law firm of Carlton Fields, P.A. Mr. Grunspan was a member of the law firm of Kaufman Dickstein & Grunspan, P.A. from 1989 until he joined Carlton Fields LLC.

Stuart Wagner, 77, has served as a director of the Company since November 1998. Mr. Wagner has been retired since 1998. From 1975 to 1997, Mr. Wagner served as President of Wagner Products Corp., a manufacturer and distributor of products in the HVAC industry, a company which he founded, and, from 1997 until 1998, served as a consultant to Diversified Corp., which acquired Wagner Products Corp. in 1997.

Michael S. Steiner is the son of William K. Steiner. There are no other family relationships among any of the directors and executive officers of the Company. All directors serve until the next annual meeting of stockholders and until the election and qualification of their respective successors. All officers serve at the pleasure of the Board of Directors.

Directors’ Independence

The Board of Directors has determined that David Blyer, Lloyd Frank, Alan Grunspan and Stuart Wagner (constituting a majority of the Board of Directors) are “independent directors” pursuant to Section 803 of the Company Guide of the NYSE Alternext US LLC, formerly the American Stock Exchange LLC (“NYSE Alternext”), on which the Company’s Common Stock is listed. In reaching its conclusion, the Board determined that these individuals do not have a material relationship with the Company that would interfere with their exercise of independent judgment in carrying out their duties as a director of the Company, and do not have any of the specific relationships set forth in that section that would disqualify them from being considered independent directors.

Controlled Company

As a result of the Stockholders’ Agreement, William K. Steiner and Sheila S. Steiner (co-trustees of the William K. Steiner Revocable Trust) and Michael S. Steiner are a group with shared voting power over in excess of 50% of the Company’s Common Stock. See “Ownership of Certain Beneficial Owners and Management – Stockholders’ Agreement.” Accordingly, the Company is a “controlled company” under the NYSE Alternext Company Guide and, therefore, is not subject to NYSE Alternext’s rules otherwise requiring companies listed thereon to have a Board of Directors consisting of at least 50% “independent directors,” governing the determination of executive compensation and governing the nomination of directors. The Company has, however, voluntarily complied with NYSE Alternext’s minimum independent director and executive compensation determination rules.

Meetings of the Board of Directors

During the Company’s fiscal year ended June 30, 2008, its Board of Directors held four meetings. Except for William Steiner, who attended 50% of the meetings of the Board of Directors, each director attended at least 75% of the meetings of the Board of Directors and the committees on which he served that were held during that fiscal year.

It is the Company’s policy that, absent extenuating circumstances, all members of the Board of Directors attend meetings of stockholders. All of the members of the Board attended the Company’s 2007 Annual Meeting of Stockholders.

Committees of the Board

The Board of Directors has standing Audit and Compensation Committees. The Board does not have a standing Nominating Committee.

The Board’s Audit Committee consists of Alan M. Grunspan (Chairman), David Blyer and Stuart Wagner. The Audit Committee provides assistance to the Company’s Board of Directors in fulfilling the Board’s oversight responsibilities with respect to accounting, auditing and financial reporting practices. The Audit Committee operates under a written charter adopted by the Board of Directors, which the Committee annually reviews, assesses and, with respect to which, if it deems it appropriate, recommends changes to the Board. Under its charter, the Audit Committee serves as an independent and objective party to monitor the Company’s financial and accounting reporting process and internal control system; reviews and appraises the performance, qualifications and independence of the Company’s independent auditor; and provides an open avenue of communication among the Company’s independent auditor, financial and senior management and the Board. Among other things, the Audit Committee reviews the financial reports and other financial information provided by the Company to the SEC and the public; the Company’s systems of internal control over financial reporting; and the Company’s auditing, accounting and financial reporting processes generally. The Audit Committee also is responsible for the appointment and retention of, and oversees the work of, the Company’s independent auditor, confirms the independence of the independent auditor and approves the fees and other compensation to be paid to the independent auditors. A report of the Audit Committee appears under the caption “Audit Committee Report,” below. The Audit Committee held four meetings during the year ended June 30, 2008.

The Board of Directors has concluded that each of the members of the Audit Committee is an “independent director” under Section 803 of the NYSE Alternext Company Guide, as well as Rule 10A-3 promulgated by the SEC under the Exchange Act, and is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. The Board of Directors has concluded that Stuart Wagner, a member of the Audit Committee, is an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K promulgated by the SEC.

The members of the Compensation Committee are David Blyer, Lloyd Frank and Stuart Wagner, each of whom is an “independent director” under Section 803 of the NYSE Alternext Company Guide for purposes of sitting on the Company’s Compensation Committee. The Compensation Committee has not adopted a formal charter. This Committee determines the compensation of all executive officers, administers the Company’s employee stock option plans (including granting options), approves changes in the Company’s Section 401(k) profit sharing plan and reviews the Company’s other employee benefit arrangements. Although the Compensation Committee may delegate to the Chief Executive Officer authority to determine executive compensation, other than that of the Chief Executive Officer, it has not done so. This Committee has not used consultants. In determining compensation, this Committee reviews the accomplishments of the executive officers and considers the Chief Executive Officer’s recommendations with respect to the compensation of executive officers other than himself. The Company’s executive officers are not permitted to be present during the deliberations or voting on executive officer compensation. The Compensation Committee met on one occasion during fiscal 2008 at which time all members of the Board, except executive officers of the Company, participated.

Director Nomination Process

As a “controlled company” under the NYSE Alternext Company Guide, the Company is not required to cause nominees for director to be selected or recommended to the Board by either a nominating committee comprised solely of independent directors or by a majority of the Company’s independent directors. The Board of Directors has determined not to form a nominating committee because it is a “controlled company” (see “Ownership of Certain Beneficial Owners and Management – Stockholders’ Agreement” and “Controlled Company,” above) and because there has historically been few vacancies on the Board.

Instead, the full Board of Directors, a majority of whom meet the “independent director” criteria under the NYSE Alternext Company Guide, participates in the consideration of director nominees. The Board does not have a charter governing its nomination process.

While the Board will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders. Although the Board has not established specific minimum qualifications, or specific qualities or skills for prospective nominees, the Board will consider, among other things, a potential nominee’s financial and business experience, educational background, understanding of the Company’s business and industry, skills that would complement rather than duplicate skills of existing Board members, demonstrated ability in his or her professional field, integrity and reputation, willingness to work productively with other members of the Board and represent the interests of stockholders as a whole, and time availability to perform the duties of a director, as well as the then current size and composition of the Board. No weight is assigned to any of the factors and the Board may change its emphasis on certain of these factors from time to time in light of the needs of the Company at the time. The Board will evaluate nominees of stockholders using the same criteria as it uses in evaluating other nominees to the Board.

A stockholder seeking to recommend a prospective nominee should submit the recommendation to the Board in the manner described under “Stockholder Communications with Directors,” below, and within the time frame described in the second sentence under the caption “Miscellaneous – Stockholder Proposals,” below. The recommendation should include, in addition to the name and business or residence address of the nominee, the written consent of the person being recommended to being named in the Company’s proxy statement relating to the stockholder vote on his or her election and to serving as a director if elected. The recommendation must also include all information that would be required to be disclosed concerning such nominee in solicitations of proxies for the election of directors pursuant to Regulation 14A under the Exchange Act, including, but not limited to, the information required by Items 401, 403 and 404 of Regulation S-K of the SEC. In addition, the stockholder recommending the proposed nominee must provide the recommending stockholder’s name, address and number of shares of the Company’s Common Stock owned by such stockholder as they appear on the Company’s stockholder records and the length of time the shares have been owned by the recommending stockholder (or, if held in “street name,” a written statement from the record holder of the shares confirming the information concerning such stock ownership of the recommending stockholder) and whether the recommendation is being made with or on behalf of one or more other stockholders (and, if so, similar information with respect to each other stockholder with or on behalf of whom the recommendation is being made).

Stockholder Communications with Directors

Stockholders may communicate directly with the Board or one or more specific directors by sending a written communication to: Board of Directors or a specific director, c/o the Company’s President, 290 N.E. 68th Street, Miami, Florida 33138. The Company’s President will forward the communication to the director or directors to whom it is addressed, except for communications that are (1) advertisements or promotional communications, (2) related solely to complaints by users of the Company’s products or services that are ordinary course of business customer service and satisfaction issues or (3) clearly unrelated to the Company’s business, industry, management, Board or committee matters. The President will make all communications not specifically addressed to any one director available to each member of the Board at the Board’s next regularly scheduled meeting.

Codes of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees, which is supplemented by a Senior Financial Officer Code of Conduct that additionally applies to its Chief Executive Officer and senior financial officers. Copies of these codes are available on the Company’s website at www.drycleanusa.com by clicking on “Investor Relations.”

Audit Committee Report

Management has the primary responsibility for the Company’s financial reporting process, including its consolidated financial statements, while the Board is responsible for overseeing the Company’s accounting, auditing and financial reporting practices and the Company’s independent public accountants have the responsibility for the examination of the Company’s annual consolidated financial statements, expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and issuing a report thereon. The responsibilities of the Audit Committee are described under the caption “Election of Directors – Committees of the Board.” In assisting the Board in fulfilling its oversight responsibility with respect to the Company’s consolidated financial statements for the year ended June 30, 2008, the Audit Committee:

•

Reviewed and discussed the audited consolidated financial statements for the fiscal year ended June 30, 2008 with management and Berkovits & Company, LLP (“Berkovits & Company”), the Company’s independent public accountants;

•

Discussed with Berkovits & Company the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), relating to the conduct of the audit, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

Received the written disclosures and letter from Berkovits & Company required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. The Audit Committee also considered whether the provision of non-audit services rendered by Berkovits & Company was compatible with maintaining its independence under SEC rules governing the independence of a company’s outside auditors (see “Miscellaneous – Auditors”).

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2008 be included in the Company’s Annual Report on Form 10-KSB filed with the SEC for that year.

Respectfully,

David Blyer

Alan M. Grunspan

Stuart Wagner

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of the only persons who may be deemed “executive officers” of the Company under applicable SEC rules and whose cash compensation exceeded $100,000 during the Company’s fiscal year ended June 30, 2008 (the “Named Executive Officers”) for services in all capacities to the Company during that fiscal year:

		Annual Compensation
Name and Principal Position	Year	Salary	Bonus	All Other Compensation	Total

Michael S. Steiner, President and Chief Executive Officer	2008	$400,000	$ --	$ 3,484 (1)	$403,484
	2007	$250,000	$100,000	$ 1,683 (1)	$351,683

Alan I. Greenstein, Executive Vice President and Chief Operating Officer	2008	$ 93,654	$ --	$32,777(2)	$126,431
	2007	$125,000	$25,000	$ 817(2)	$150,817

William K. Steiner Chairman of the Board of Directors	2008	$125,000	$ --	$ --	$125,000
	2007	$ 75,000	$50,000	$ --	$125,000

___________________________

(1)

“All Other Compensation” for Michael S. Steiner represents the Company’s matching contributions for Mr. Steiner under the Company’s Profit Sharing Plan pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Section 401(k) Profit Sharing Plan”).

(2)

“All Other Compensation” for Mr. Greenstein (a) in fiscal 2008 includes (i) $31,181 in severance payments and insurance costs discussed below and (ii) the Company’s $1,596 matching contribution for Mr. Greenstein under the Company’s Section 401(k) Profit Sharing Plan and (b) in fiscal 2007 represents the Company’s matching contribution for Mr. Greenstein under the Company’s Section 401(k) Profit Sharing Plan.

On September 25, 2007, the Company’s Board of Directors approved increases in the annual salaries of Michael S. Steiner and William K. Steiner to $400,000 and $125,000, respectively, each effective July 1, 2007. None of the Named Executive Officers is a party to an employment agreement with the Company and the compensation of each executive officer of the Company is reviewed annually by the Compensation Committee ofthe Board of Directors.

On January 31, 2008, Alan I. Greenstein resigned as Executive Vice President and Chief Operating Officer of the Company’s Steiner-Atlantic subsidiary. Pursuant to a Severance Agreement between the Company and Mr. Greenstein, dated January 30, 2008, the Company agreed to make severance payments to Mr. Greenstein during the ten week period beginning February 1, 2008 and ending on April 11, 2008, in substantially equal installments at the time of the Company’s regular pay intervals based on Mr. Greenstein’s annual salary of $150,000 at the time of the Severance Agreement. The Company also bore the cost of Company group medical and other insurance for Mr. Greenstein and his family during the Severance Period. These severance payments and insurance costs aggregated $31,181.

Outstanding Equity Awards at Year-End

No stock options or other equity awards were held by Named Executive Officers at June 30, 2008.

Benefits

The Company has no plans or arrangements with any of the Named Executive Officers which provide for the payment of retirement benefits, or benefits that would be paid primarily following retirement, other than the Company’s participatory Section 401(k) Profit Sharing Plan which is a deferred compensation plan under which the Company matches employee contributions up to 2% of an eligible employee’s yearly compensation. Such compensation is tax deferred under Section 401(k) of the Internal Revenue Code.

The Company has no contracts, agreements, plans or arrangements that provide for the payment in the future to a Named Executive Officer following or in connection with his resignation, other termination of employment or a change in control of the Company.

Compensation of Directors

Name	Fees Earned or Paid in Cash	Total
David Blyer	$ 5,000	$ 5,000
Lloyd Frank	$ 5,000	$ 5,000
Alan M. Grunspan	$10,000	$10,000
Stuart Wagner	$ 5,000	$ 5,000

Each non-employee director receives a fee of $5,000 per annum. The Chairman of the Audit Committee (Alan M. Grunspan) receives an additional fee of $5,000 per annum for services in that capacity. Directors are also reimbursed for out-of-pocket expenses incurred in connection with performing their duties. In the event that the Board of Directors holds more than four meetings during a fiscal year in addition to its annual meeting held on the date of the Annual Meeting of Stockholders, each director receives $750 for each such additional meeting such director attends.

The Company’s 1994 Non-Employee Director Stock Option Plan expired as to future grants on August 23, 2004. Prior to its expiration, each non-employee director of the Company serving on August 24, 1994 was then granted, and each person who subsequently became a non-employee director for the first time was granted at the time of election to the Board, an option to purchase 10,000 shares of the

Company’s Common Stock at an exercise price equal to 100% of the fair market value of the Company’s Common Stock on the date of grant. Each option has provided for a term of ten years and vesting over a four-year period commencing one year after the date of grant (with vesting credit given for any service on the Board of Directors prior to the date of grant). The Company did not incur any expense under Statement of Financial Accounting Standards No. 123(R) with respect to the outstanding options to purchase 20,000 shares of the Company’s Common Stock held by non-employee directors.

Certain Relationships and Related Transactions

The Company, through its subsidiary Steiner-Atlantic Corp., leases 27,000 square feet of warehouse and office space in Miami, Florida from The Sheila S. Steiner Revocable Trust, of which Mrs. Steiner and her husband, William K. Steiner, Chairman of the Board of Directors and a director of the Company, are the co-trustees. Mr. and Mrs. Steiner are also co-trustees of the William K. Steiner Revocable Trust, which is a principal stockholder of the Company (see “Ownership of Certain Beneficial Owners and Management”). Annual rental expense under this lease was $99,300 in fiscal 2008 and $96,400 in fiscal 2007.

The lease provided for a three-year term that commenced on November 1, 2005, with two three-year renewal options in favor of Steiner-Atlantic Corp., at an annual rental of $94,500, with annual increases commencing November 1, 2006 of 3% over the rent in the prior year. The Company bears the cost of real estate taxes, utilities, maintenance, non-structural repairs and insurance. The first renewal option was exercised on September 29, 2008 and extends the lease until October 31, 2011. The Company believes that the terms of the lease are comparable to terms that would be obtained from an unaffiliated third party for similar property in a similar locale.

MISCELLANEOUS

Auditors

The 2008 Annual Report to Stockholders of the Company, including financial statements and report thereon of Berkovits & Company, LLP (“Berkovits & Company”), accompanies this Proxy Statement but is not incorporated in and is not to be deemed a part of this Proxy Statement.

The Company’s Audit Committee has selected Berkovits & Company to act as independent auditors for the Company during the year ending June 30, 2009. The Audit Committee nevertheless retains the discretion to select different auditors should it then deem it in the Company’s interests.

Representatives of Berkovits & Company are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions asked by stockholders.

On May 30, 2007, the Audit Committee of the Board of Directors of the Company dismissed Morrison, Brown, Argiz & Farra, LLP (“Morrison, Brown”) as the Company’s independent registered public accounting firm and retained Berkovits & Company as the Company’s independent registered public accounting firm. Morrison, Brown’s reports on the Company’s financial statements for the years ended June 30, 2005 and 2006 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended June 30, 2005 and 2006 and the subsequent period through May 30, 2007, there were no (i) disagreements with Morrison, Brown, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Morrison, Brown’s satisfaction, would have caused Morrison, Brown to make reference to the subject matter of the disagreement in connection with its reports, or (ii) reportable events described in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC. In addition, since the change in the Company’s independent public accounting firm, there have been no such disagreements with either Morrison, Brown or Berkovitz & Company, nor has there been any “reportable event.”

Principal Accountant Fees and Services

The following is a summary of the fees billed to the Company by Berkovits & Company for services rendered to the Company with respect to the Company’s fiscal years ended June 30, 2008 and June 30, 2007:

Fee Category	Berkovits & Company Fiscal 20087	Berkovitz &Company Fiscal 2007	Morrison, Brown Fiscal 2007
Audit Fees	$72,000	$48,000	$25,000
Audit-related fees	--	--	--
Tax fees	10,000	--	10,375
All other fees	--	--	--
Total Fees	$82,000	$48,000	$35,375

Audit Fees. The fees for services rendered by Berkovits & Company were for the audits of the Company’s annual consolidated financial statements for the years ended June 30, 2008 and June 30, 2007, included in the Company’s Annual Reports on Form 10-KSB for those years, reviews of the Company’s quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q during the year ended June 30, 2008 and audits of a subsidiary’s financial statements for those years required for inclusion in a subsidiary’s Uniform Franchise Offering Circular. The fees for services rendered by Morrison, Brown were for its reviews of the Company’s quarterly financial statements included in the Company’s Quarterly Reports on Form 10-QSB during the year ended June 30, 2007.

Audit-Related Fees. Neither Berkovits & Company nor Morrison, Brown rendered any audit-related services to the Company during either fiscal 2008 or fiscal 2007.

Tax Fees. These services included tax return preparation and, additionally, in the case of Morrison Brown, certain tax advice.

All Other Fees. Neither Berkovits & Company nor Morrison, Brown provided any other services to the Company during either fiscal 2008 or fiscal 2007.

In connection with the standards for independence of a company’s independent public auditors, the Audit Committee considered whether the provision of such services was compatible with maintaining the independence of Berkovits & Company and Morrison, Brown.

Pre-Approval of Audit and Non-Audit Services

It is the policy of the Audit Committee that all audit, audit-related, tax and other permissible non-audit services provided by the Company’s independent auditor be pre-approved. It is expected that pre-approval will be for periods up to one year and be set forth in an engagement letter approved by the Audit Committee of the Board that is detailed as to the particular services or category of services to be provided and subject to a specific budget. The policy also requires additional approval of any engagements that was previously approved but is anticipated to exceed the pre-approved fee budget level. The policy permits the Chair of the Audit Committee to pre-approve the Company’s principal independent auditor’s services where the Company deems it necessary or advisable that such services commence prior to the next regularly scheduled meeting of the Audit Committee provided that the Audit Committee Chair is required to report to the full Audit Committee on any pre-approval determinations made in this manner. All of the services performed by Berkovits & Company were pre-approved by the Audit Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of the Company’s Common Stock, to file initial reports of ownership, and reports of changes of ownership, of the Company’s equity securities with the SEC and furnish copies of those reports to the Company. Based solely on a review of the copies of the reports furnished to the Company to date and written representations that no other reports were required, the Company believes that all reports required to be filed by such persons with respect to the Company’s fiscal year ended June 30, 2008 were timely filed, except that Venerando J. Indelicato was late in filing a Form 5 reporting certain gifts made by his and his wife’s living trusts.

Stockholder Proposals

From time to time stockholders may present proposals for consideration at a meeting of stockholders which may be proper subjects for inclusion in the Company’s proxy statement and form of proxy relating to that meeting. Stockholder proposals intended to be included in the Company’s proxy statement and form of proxy relating to the Company’s 2009 Annual Meeting of Stockholders presently scheduled to be held in November 2009 must be received by the Company at its principal executive offices, 290 N.E. 68th Street, Miami, Florida 33138, by June 19,2009. Any such proposals, as well as any questions relating thereto, should be directed to the President of the Company. As to any proposals intended to be presented by a stockholder without inclusion in the Company’s proxy statement and form of proxy for the Company’s next Annual Meeting of Stockholders, the proxies named in the Company’s form of proxy for that meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before September 2, 2009. However, even if such notice is timely received, such proxies may nevertheless be entitled to exercise discretionary authority on that matter to the extent permitted by SEC regulations.

Additional Information

The cost of solicitation of Proxies, including the cost of reimbursing banks and brokers for forwarding proxy soliciting material to their principals, will be borne by the Company. Proxies may be solicited without extra compensation by certain officers and regular employees of the Company by mail and, if determined to be necessary, by telephone, telecopy, telegraph or personal interviews.

Other Matters

The Board of Directors does not intend to bring before the Meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the Meeting. If any other matters or motions properly come before the Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote such Proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the Meeting.

By Order of the Board of Directors,

October 17, 2008	Lloyd Frank, Secretary

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
DRYCLEAN USA, Inc.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
November 14, 2008

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Michael S. Steiner, Venerando J. Indelicato and Lloyd Frank, and each of them, proxies, with full power of substitution, to vote at the Annual Meeting of Stockholders of DRYCLEAN USA, Inc. to be held on Friday, November 14, 2008 (including any adjournments or postponements thereof) according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present, upon the matter specified hereon, as more fully described in the accompanying Notice of such meeting and Proxy Statement, receipt of which is hereby acknowledged, and with discretionary power upon such other business as may come before the meeting, hereby revoking any proxies heretofore given.

	For	With-hold	For All Except
Election of Directors:	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the name(s) of the nominee(s) in the space provided below.

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Each properly executed proxy will be voted in accordance with the specifications made above. If no specifications are made, the shares represented by this proxy will be voted "FOR" all listed nominees.

Please sign your name or names exactly as set forth hereon. When stock is in the name of more than one person, each such person should sign the proxy. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are acting. Proxies executed by corporations should be signed by a duly authorized officer.

Stockholders who desire to have stock voted at the meeting are requested to fill in, date, sign and return this proxy. No postage is required if returned in the enclosed envelope and mailed in the United States.

Please be sure to sign and date this Proxy in the box below.

Date ____________

Stockholder sign above

Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

DRYCLEAN USA, Inc.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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